Exhibit 10.2

SEPARATION AND CONSULTING AGREEMENT

This Separation and Consulting Agreement (the “Agreement”) is made by and between Jeff White (“Executive”) and Sportsman’s Warehouse Holdings, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive has been employed by the Company as its Chief Financial Officer on an at-will basis;

WHEREAS, the Company and Executive have mutually agreed to terminate Executive’s employment as Chief Financial Officer effective August 17, 2025, and to transition Executive’s role to that of a consultant effective August 18, 2025;

WHEREAS, Executive and the Company wish to resolve Executive’s separation amicably by the terms contained in this Agreement; and

WHEREAS, the Parties have read and understand the terms of this Agreement, and both Parties have been provided with reasonable opportunities to consult with their respective legal counsel prior to entering this Agreement.

THEREFORE, the Parties agree as follows:

1.
Separation Date. Executive’s employment with the Company shall terminate effective August 17, 2025 (the “Separation Date”). Between the Effective Date of this Agreement (as defined below) and the Separation Date, Executive shall remain employed in his current role with the same salary and benefits (the “Transition Period”). Thereafter, and in consideration for the promises and covenants contained herein, and provided that Executive executes and effectuates this Agreement, effective August 18, 2025, Executive shall transition into the role of “Senior Advisor”, pursuant to the terms and conditions contained in Section 5 below. Upon the Separation Date, Executive shall be deemed to have resigned from all positions that Executive holds as an officer of the Company and any subsidiaries or affiliates of the Company, and as a fiduciary of any benefit plan of the Company or any affiliate of the Company. Executive acknowledges and agrees that his departure is not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Executive agrees that he will execute all documents reasonably required to effectuate such resignations.
2.
Accrued Salary. Within twenty-four (24) hours of the Separation Date, the Company will pay Executive all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings.
3.
Other Compensation or Benefits. Executive acknowledges that, except as expressly provided in this Agreement, Executive has not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits before or after the Separation Date, with the exception of any vested right Executive may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested stock options or other equity awards.

4.
Expense Reimbursements. Executive agrees that, within thirty (30) days after the Separation Date, Executive will submit Executive’s final documented expense reimbursement statement reflecting all business expenses Executive incurred through the Separation Date, if any, for which he seeks reimbursement. The Company will reimburse Executive for these expenses pursuant to its regular business practices within ten (10) days of presentation by Executive.
5.
Consulting Services.
(a)
Consulting Period. As additional consideration for the promises and covenants contained herein, after the Separation Date, the Company will engage Executive and Executive agrees to serve as a consultant to the Company. The consulting period shall commence as of August 18, 2025, and shall end on September 9, 2025, unless terminated earlier in accordance with the terms and conditions contained herein (the “Consulting Period”).
(b)
Services. Executive’s services shall consist of ad hoc transition related services upon the request of the Chief Executive Officer of the Company (the “Services”). Executive agrees that he will devote such time and effort as is reasonably necessary to render the Services contemplated by this Agreement, that all Services will be performed with the degree of skill, care and diligence generally observed by persons performing the same or similar services of comparable scope and purpose, and independently, without supervision, control, or specific direction from the Company (except that the Company may specify project deliverables and reasonable deadlines). Executive will have exclusive control over the manner and means of performing the Services, including the choice of place and time of performance. In performing the Services, Executive will not be expected to report to the Company’s offices, but instead shall use Executive’s own facilities, equipment and materials, provided that, from time to time, the Company may make its facilities and equipment available to Executive as necessary for the performance of the Services.

(c)
Compensation. During the Consulting Period, and provided that Executive executes and causes to become effective the “Consulting Release” in the form attached hereto as Exhibit B, immediately upon the termination of the Consulting Period, Executive shall be paid a retainer fee in an amount equal to $77,000, as soon as practicable (but in any event no later than 1 business day) after the date the Consulting Release becomes effective and irrevocable in accordance with its terms (the “Consulting Fees”).

(d)
Company Policies. During the Consulting Period, Executive agrees to comply with those written policies of the Company that apply to independent contractors generally, as in place on the Separation Date, including, without limitation, the Company’s policies against unlawful harassment and regarding compliance with applicable securities law, and as may be adopted or modified during the Consulting Period and communicated within a reasonable time to Executive in writing. From time to time, Executive may be required to confirm in writing that Executive has read and understands certain policies. The Company reserves the right to modify or alter its policies in its sole discretion.

(e)
Independent Contractor Status. Executive’s relationship with the Company during the Consulting Period will be that of an independent contractor of the Company only. Nothing in this Agreement is intended, or should be construed, to create a partnership, joint venture or employment relationship between Executive and the Company. Executive understands that Executive shall not have authority to make any representation, contract, or commitment on behalf of the Company, and that Executive shall not purport to have any such authority, unless specifically authorized by the Company’s Board of Directors (the “Board”). As an independent contractor, Executive shall be solely responsible for and shall comply at Executive’s own expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers and independent contractors.
(f)
Outside Activities. During the Consulting Period, Executive may engage in any other business activities as long as such activities do not materially interfere with Executive’s Services or contractual obligations to the Company.
(g)
Protective Covenants. Both during and after the Consulting Period, Executive shall be bound by the “Protective Covenants” contained in Section 2 of the Severance Agreement executed between Executive and the Company on September 26, 2021 (the “Severance Agreement”), which Protective Covenants are incorporated herein and a made a part hereof.

(h)
Termination. The Company may terminate the consulting relationship at any time with ten (10) days’ advance written notice; provided, however, if the Company terminates the consulting relationship at any time prior to September 9, 2025, then Executive shall be entitled to, and the Company shall pay the Consulting Fee in accordance with Section 5(c). Notwithstanding the foregoing, the Company may immediately terminate the consulting relationship (and Executive will not be entitled to the Consulting Fees) in the event of Executive’s engagement in any activities that constitute “Gross Misconduct” pursuant to the Severance Agreement, which definition is incorporated herein and a made a part hereof, as determined in good faith, upon due inquiry by the Board, after notice and opportunity for Executive to be heard before the Board.
(i)
Confidential Information and Work Product. Executive agrees that during the Consulting Period and thereafter, Executive will not use or disclose, other than in furtherance of the Services, any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that Executive obtains or develops in the course of performing the Services. Executive agrees that any and all ideas, improvements, invention and works of authorship (collectively, “Work Product”) conceived, written, created or first reduced to practice in the course of performing the Services shall be the sole and exclusive property of the Company and Executive hereby irrevocably, absolutely and perpetually assigns to the Company all rights, title and interest, including intellectual property rights, in and to any and all such ideas, improvements, inventions and works of authorship. For avoidance of doubt, nothing herein shall give the Company any rights or interests in any Work Product created outside of Executive’s performance of the Services and without reliance on or use of any Company confidential or proprietary information or trade secrets.

6.
Separation Benefits. In consideration of Executive’s agreements and undertakings in this Agreement, including but not limited to, the release of claims set forth below, and provided that Executive (a) signs and causes this Agreement to become effective; (b) fully complies with his obligations pursuant to Sections 1 and 9-13 of this Agreement and the Protective Covenants; (c) does not otherwise violate the terms of the Severance Agreement; and (d) signs and causes the Supplemental Employment Release attached hereto as Exhibit A to become effective no earlier than the Separation Date (and no later than five (5) days after the Separation Date), the Company will provide Executive with the following “Separation Benefits”:
(a)
A severance payment equal to twelve (12) months of Executive’s base salary in effect immediately prior to the Separation Date, payable in equal installments on the Company’s regular payroll schedule, less applicable withholdings and deductions, over the twelve (12) month period immediately following the Separation Date (the “Severance Payment”). For clarity, the first installment of the Severance Payment shall be made on the next regularly scheduled payroll date after the effective date of the Supplemental Employment Release, as defined therein;
(b)
Provided that Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and Executive’s covered dependents under the Company’s group health plans following Executive’s termination of employment with the Company, the Company shall directly pay the COBRA premiums necessary to continue Executive’s and Executive’s covered dependents’ coverage that is in effect under the Company’s group health plans as of the Separation Date. The COBRA coverage benefit will be maintained until the earliest of: (i) twelve (12) months following the Separation Date; (ii) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the termination date through the earlier of (i)-(iii), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law, then in lieu of paying COBRA premiums pursuant to this Section 6(b), the Company shall pay Executive on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, less applicable federal, state and local payroll taxes and other withholdings required by law, for the remainder of the COBRA Payment Period; and
(c)
The Company will pay to Executive an amount equal to the Executive’s target bonus for the Company’s fiscal year ending January 31, 2026 (as such target bonus has been previously established for such fiscal year by the Board or a committee thereof), pro-rated through the Separation Date. The bonus payment shall be paid in a single lump sum, less applicable withholdings and deductions, payable on the next regularly scheduled payroll date after the effective date of the Supplemental Employment Release, as defined therein.
7.
Equity. Except as provided in the next sentence, Executive acknowledges and agrees that Executive’s Company equity awards (including, without limitation, any stock options, restricted stock unit awards, and performance stock unit awards) shall continue to be governed by their terms in effect as of the Separation Date. Notwithstanding anything to the contrary in the equity plan, award agreements or any other agreements that govern Executive’s Company equity awards, Executive acknowledges and agrees that all of Executive’s Company equity awards that are outstanding and unvested immediately prior to the Separation Date shall cease vesting and be forfeited for no consideration on the Separation Date. Executive further acknowledges and agrees that, except for the Company equity awards that have been granted to Executive by the Board or a committee thereof and that are outstanding as of the Separation Date and any shares of the Company’s common stock Executive currently holds, Executive has no right, title, or interest in or to any equity securities of the Company or options or rights to acquire equity securities of the Company, pursuant to any agreement (oral or written) or plan with the Company or otherwise.
8.
Release of Claims.
(a)
General Release of Claims. In exchange for the consideration provided to Executive under this Agreement to which Executive would not otherwise be entitled, including the opportunity to be employed during the Transition Period, Executive hereby generally and completely releases the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, , affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date Executive signs this Agreement.
(b)
Scope of Release. This general release includes, but is not limited to: (i) all claims arising from or in any way related to Executive’s employment with the Company or the separation of that employment; (ii) all claims related to Executive’s compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv)

all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the Utah Anti-Discrimination Act, the Utah Employment Relations and Collective Bargaining Act, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and the Utah Internet Employment Privacy Act and the Age Discrimination in Employment Act (“ADEA”). Executive acknowledges that Executive has been advised that Executive has the right to consult an attorney regarding this Agreement and that Executive was given a reasonable time period of not less than five business days in which to do so. Executive further acknowledges and agrees that, in the event Executive signs this Agreement prior to the end of the reasonable time period provided by the Company, Executive’s decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.
(c)
ADEA Release. Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive has under the ADEA, and that the consideration given for the waiver and releases Executive has given in this Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised, as required by the ADEA, that: (i) Executive’s waiver and release does not apply to any rights or claims arising after the date Executive signs this Agreement; (ii) Executive should consult with an attorney prior to signing this Agreement (although Executive may choose voluntarily not to do so); (iii) Executive has twenty-one (21) days to consider this Agreement (although Executive may choose voluntarily to sign it sooner); (iv) Executive has seven (7) days following the date he signs this Agreement to revoke this Agreement (in a written revocation sent to the Company); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after Executive signs this Agreement provided that Executive does not revoke it (the “Effective Date”).
(d)
Waiver of Unknown Claims. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY EXECUTIVE, WOULD AFFECT EXECUTIVE’S DECISION TO ACCEPT THIS AGREEMENT. In giving the releases set forth in this Agreement, which include claims which may be unknown to Executive at present, Executive hereby expressly waives and relinquishes all rights and benefits under any law of any jurisdiction with respect to Executive’s release of any unknown or unsuspected claims herein.
(e)
Exceptions. Notwithstanding the foregoing, Executive is not releasing the Company hereby from: (i) any obligation to indemnify Executive pursuant to the Articles and Bylaws of the Company as currently written, any valid fully executed indemnification agreement with the Company, which the Company acknowledges is in full force and effect and a valid obligation of the Company, applicable law, or applicable directors and officers liability insurance; (ii) any claims that cannot be waived by law; or (iii) any claims for breach of this Agreement, including, without limitation, failure to timely pay the Consulting Fee or the Separation Benefits.
(f)
Protected Rights. Executive understands that nothing in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands this Agreement does not limit Executive’s ability to communicate with any Government

Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit Executive’s right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, Executive understands and agrees that, to maximum extent permitted by law, Executive is otherwise waiving any and all rights he may have to individual relief based on any claims that he has released and any rights he has waived by signing this Agreement. Nothing in this Agreement (i) prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful; or (ii) waives any rights Executive may have under Section 7 of the National Labor Relations Act, if applicable (subject to the release of claims set forth herein).
9.
Return of Company Property. Executive agrees that within five (5) days of the Separation Date or sooner if so requested by the Company, Executive will return to the Company all Company documents (and all copies thereof) and other Company property in Executive’s possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions or embodiments thereof in whole or in part). Executive agrees that he will make a diligent search to locate any such documents, property and information by the close of business on the Separation Date or as soon as possible thereafter. If Executive has used any personally owned computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within five (5) days after the Separation Date, Executive shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems.
10.
Continuing Obligations. Executive acknowledges and reaffirms his continuing obligations pursuant to the Protected Covenants contained in the Severance Agreement, as well as those contained in Sections 5(i), 9, 11, 12 and 13 of this Agreement, which covenants and obligations shall be expressly incorporated herein by reference and shall remain in full force and effect after the Separation Date according to their terms.
11.
Non-Disparagement. Except to the extent permitted by the “Protected Rights” Section above, Executive shall not, at any time following the Separation Date, publish or communicate (other than statements made in connection with Executive’s performance of the Services), in a manner intended to be public or that should reasonably be expected to become public (including, without limitation, through social media), disparaging or derogatory statements or opinions about the Company or any of its affiliates, stockholders, officers, employees, directors, or customers; provided that it shall not be a breach of this Section 11 for Executive to testify truthfully in any judicial or administrative proceeding, to make statements or allegations in legal filings that are not made in bad faith, or to make statements to a federal, state, or local government official, either directly or indirectly, and solely for the purpose of reporting or investigating a suspected violation of law In addition, nothing in this provision or this Agreement prohibits or restrains Executive from making disclosures protected under the whistleblower provisions of federal or state law or from exercising Executive’s rights to engage in protected speech under Section 7 of the National Labor Relations Act, if applicable.

12.
No Voluntary Adverse Action. Executive agrees that he will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.
13.
Cooperation. Following the end of the Consulting Period, Executive will reasonably cooperate with the Company in connection with (a) any internal or governmental investigation or administrative, regulatory, arbitral or judicial proceeding involving the Company with respect to matters as to which Executive had responsibility or knowledge arising out of the Executive’s employment with, or service as a member of the Board of, the Company (collectively, “Litigation”); (b) any audit of the financial statements of the Company with respect to the period of time when Executive was employed by the Company (“Audit”); and (c) any regulatory filings that relate to a period of time when Executive was employed by the Company. To the extent (if any) the Company reasonably requests such cooperation from Executive, or Executive is compelled by a governmental authority to provide such cooperation in a matter that does not involve Executive, the Company will: (i) reimburse Executive for reasonable travel and other expenses incurred in connection with providing his cooperation pursuant to this Section 13, and (ii) compensate Executive for each hour that he provides such cooperation services pursuant to this Section 13 at the rate of $350 per hour, or his then current consulting rate, whichever is higher. With respect to any month during which Executive provides services pursuant to this Section 13, Executive will submit a written invoice to the Company that details the amount of time and a description of the cooperation rendered and expenses incurred during such month. Executive will submit such invoice to the Company not later than fifteen (15) days after the end of such month, and the Company will pay any such invoice within fifteen (15) days after its receipt of such invoice from Executive.
14.
No Admissions. Executive understands and agrees that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to Executive or to any other person, and that the Company makes no such admission.
15.
Representations. Executive hereby represents that he has received all leave and leave benefits and protections for which Executive is eligible pursuant to the Family and Medical Leave Act, or otherwise and has not suffered any on-the-job injury for which Executive has not already filed a workers’ compensation claim.
16.
Dispute Resolution. The Parties agree that they will be bound by the dispute resolution provision contained in the Severance Agreement, which is expressly incorporated herein by reference.
17.
Miscellaneous. This Agreement, together with the documents expressly referenced herein, constitutes the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with regard to its subject matter. It supersedes and replaces all prior negotiations and all agreements, written or oral, concerning Executive’s separation from employment with the Company. Any prior negotiations, correspondence, agreements, proposals or understandings relating to any such matter shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both Executive and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both Executive and the Company, and inure to the benefit of both Executive and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Utah without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and electronic or facsimile signatures will suffice as original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me no earlier than the Separation Date. You have twenty-one (21) calendar days to decide whether to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within that timeframe.

Sincerely,

By: /s/ Paul Stone

Paul Stone

President and Chief Executive Officer

I have read, understand and agree fully to the foregoing Agreement:

By: /s/ Jeff White

Jeff White

Date: August 4, 2025

EXHIBIT A

Supplemental Employment Release

(To be signed on or within five (5) days of the Separation Date)

This Supplemental Employment Release (the “Release”) is made by and between Jeff White (“Executive” or “you”) and Sportsman’s Warehouse Holdings, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

Whereas Executive’s employment terminated on August 17, 2025.

Whereas in exchange for the Separation Benefits to be provided to Executive upon his separation, pursuant to that certain Separation and Consulting Agreement between the Company and Executive dated August 4, 2025 (the “Separation Agreement”), Executive provides this Release which, for the avoidance of doubt, shall encompass all potential claims that Executive could have accrued from the Effective Date of the Separation Agreement through the Separation Date. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

1.
Representations. Executive hereby represents that: (i) Executive has complied with the Separation Agreement; and (ii) Executive has been paid all compensation owed and for all hours worked for the Company through the Separation Date.

2.
Release of Claims.

a.
General Release. In exchange for the benefits to be provided to Executive, which Executive (on behalf of himself, his heirs, and assigns) would not otherwise be entitled to receive, Executive hereby generally and completely releases the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts, or conduct at any time from the Effective Date of the Separation Agreement to and including the date Executive signs this Release (the “Released Claims”). The Released Claims include, but are not limited to: (i) all claims directly or indirectly arising out of or in any way connected with Executive’s employment as Chief Financial Officer of the Company, the termination of that employment relationship, or Executive’s activities as an employee, member, manager, advisor, or consultant of the Company (as applicable); (ii) claims or demands related to salary, bonuses, fees, retirement contributions, profit-sharing rights, commissions, stock, stock options, or any other ownership or equity interests in the Company or any of its affiliates, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation or benefit; and (iii) claims pursuant to any federal, state, or local law, statute, or cause of action in any jurisdiction, including, but not limited to, the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990 the Utah Anti-Discrimination Act, the Utah Employment Relations and Collective Bargaining Act, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and the Utah Internet Employment Privacy Act. Executive acknowledges that he has been advised that he has the right to consult an attorney regarding this Release and that he was given a reasonable time period of not less than five (5) business days in which to do so. Executive further acknowledges and agrees that, in the event he signs this Release prior to the end of the reasonable time period provided by the Company,

Executive’s decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.

b.
Waiver of Unknown Claims. YOU UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY YOU, WOULD AFFECT YOUR DECISION TO ACCEPT THIS RELEASE. In giving the releases set forth in this Release, which include claims which may be unknown to you at present, you hereby expressly waive and relinquish all rights and benefits under any law of any jurisdiction with respect to your release of any unknown or unsuspected claims herein.

c.
Exceptions. Notwithstanding the foregoing, Executive is not releasing the Company hereby from: (i) any obligation to indemnify Executive pursuant to the Articles and Bylaws of the Company, relevant indemnification agreement(s), applicable law, or applicable directors and officers liability insurance; (ii) any claims that cannot be waived by law; or (iii) any claims for breach of this Release or the Separation Agreement, including, without limitation, failure to timely pay the Separation Benefits.

d.
ADEA Release. Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive has under the ADEA, and that the consideration given for the waiver and releases Executive has given in this Release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised, as required by the ADEA, that: (i) Executive’s waiver and release does not apply to any rights or claims arising after the date Executive signs this Release; (ii) Executive should consult with an attorney prior to signing this Release (although Executive may choose voluntarily not to do so); (iii) Executive has twenty-one (21) days to consider this Release (although Executive may choose voluntarily to sign it sooner); (iv) Executive has seven (7) days following the date he signs this Release to revoke this Agreement (in a written revocation sent to the Company); and (v) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after Executive signs this Release provided that Executive does not revoke it (the “Effective Date”).

e.
Protected Rights. Executive understands that nothing in this Release limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Release does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit Executive’s right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, Executive understands and agrees that, to maximum extent permitted by law, he is otherwise waiving any and all rights he may have to individual relief based on any claims that he has released and any rights he has waived by signing this Release. Nothing in this Release (i) prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful; or (ii) waives any rights Executive may have under Section 7 of the National Labor Relations Act, if applicable (subject to the release of claims set forth herein).

This Release, together with the Separation Agreement, sets forth the entire agreement between Executive and the Company regarding the subject matter hereof. Executive is not relying on any representation not set forth in the Separation Agreement or this Release. This Release will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Utah, without regard to conflicts of law principles. This Release may not be signed prior to the Separation Date. You have five (5) days from the Separation Date to execute this Release.

By: __________________________________

Name:

Title:

I have read, understand and agree fully to the foregoing RELEASE:

By:
Jeff White

Date: __________________________________

EXHIBIT B

CONSULTING RELEASE

This Consultant Release (the “Release”) is made by and between Jeff White (“Consultant” or “you”) and Sportsman’s Warehouse Holdings, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

Whereas Consultant commenced his consulting relationship with the Company effective August 18, 2025, after his separation from the Company as Chief Financial Officer on August 17, 2025.

Whereas Consultant’s consulting services ended in all capacities on September 9, 2025 (the “Termination Date”). In exchange for the benefits to be provided to Consultant after the termination of the Consulting Period pursuant to that certain Separation and Consulting Agreement between the Company and Consultant dated August 4, 2025 (the “Separation Agreement”), Consultant provides this Release. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement.

3.
Representations. Consultant hereby represents that: (i) Consultant has complied with the Separation Agreement; and (ii) Consultant has been paid all compensation owed and for all hours worked for the Company through the Termination Date.

4.
Release of Claims.

a.
General Release. In exchange for the benefits to be provided to Consultant, which Consultant (on behalf of himself, his heirs, and assigns) would not otherwise be entitled to receive, Consultant hereby generally and completely releases the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts, or conduct at any time from the Effective Date of the Supplemental Employment Release to and including the date Consultant signs this Release (the “Released Claims”). The Released Claims include, but are not limited to: (i) all claims directly or indirectly arising out of or in any way connected with Consultant’s Services or any other activities as an employee, member, manager, advisor, or consultant of the Company (as applicable) and (ii) claims related pursuant to any federal, state, or local law, statute, or cause of action in any jurisdiction, including, but not limited to, the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990 the Utah Anti-Discrimination Act, the Utah Employment Relations and Collective Bargaining Act, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, and the Utah Internet Employment Privacy Act. Consultant acknowledges that he has been advised that he has the right to consult an attorney regarding this Release and that he was given a reasonable time period of not less than five (5) business days in which to do so. Consultant further acknowledges and agrees that, in the event he signs this Release prior to the end of the reasonable time period provided by the Company, Consultant’s decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.

b.
Waiver of Unknown Claims. YOU UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY YOU, WOULD AFFECT YOUR DECISION TO ACCEPT THIS RELEASE. In giving the releases set forth in this Release, which include claims which may be unknown to you at present, you hereby expressly waive and relinquish all rights and benefits under any law of any jurisdiction with respect to your release of any unknown or unsuspected claims herein.

c.
Exceptions. Notwithstanding the foregoing, Consultant is not releasing the Company hereby from: (i) any claims that cannot be waived by law; (ii) any obligation to indemnify Executive pursuant to the Articles and Bylaws of the Company as currently written, any valid fully executed indemnification agreement with the Company, which the Company acknowledges is in full force and effect and a valid obligation of the Company, applicable law, or applicable directors and officers liability insurance; or (iii) any claims for breach of this Release, the Separation Agreement, including, without limitation, failure to timely pay the Consulting Fee or the Separation Benefits.

d.
Protected Rights. Consultant understands that nothing in this Release limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Consultant further understands that this Release does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit Consultant’s right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, Consultant understands and agrees that, to maximum extent permitted by law, he is otherwise waiving any and all rights he may have to individual relief based on any claims that he has released and any rights he has waived by signing this Release. Nothing in this Release (i) prevents Consultant from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Consultant has reason to believe is unlawful; or (ii) waives any rights Consultant may have under Section 7 of the National Labor Relations Act, if applicable (subject to the release of claims set forth herein).

This Release, together with the Separation Agreement, sets forth the entire agreement between Consultant and the Company regarding the subject matter hereof. Consultant is not relying on any representation not set forth in the Separation Agreement or this Release. This Release will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Utah, without regard to conflicts of law principles. This Release may not be signed prior to the Termination Date. You have five (5) days from the Termination Date to execute this Release. This Release shall become effective upon your execution hereof (the “Effective Date”).

By: __________________________________

Name:

Title:

I have read, understand and agree fully to the foregoing RELEASE:

By:__________________________________
Jeff White

Date: __________________________________